EXHIBIT 99.1

j2 Global Reports Third Quarter 2018 Results

Achieves Record Third Quarter Revenues (up 7.0% to $292.7 million vs. Q3 2017)
Announces Twenty-Ninth Consecutive Quarterly Dividend Increase

LOS ANGELES -- j2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the third quarter ended September 30, 2018 and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.4350 per share.

"We enjoyed another record quarter, experiencing solid margin expansion and strong EPS and free cash flow," said Vivek Shah, CEO of j2 Global. "We also closed on five tuck-in acquisitions across five different business units, demonstrating diversification in our allocation of acquisition capital."

THIRD QUARTER 2018 RESULTS

Q3 2018 quarterly revenues increased 7.0% to a third quarter record of $292.7 million compared to $273.6 million for Q3 2017.

Net cash provided by operating activities increased to $89.8 million compared to $67.3 million for Q3 2017. Q3 2018 free cash flow(1) increased 29.3% to $73.5 million compared to $56.8 million for Q3 2017. The increase in free cash flow(1) is primarily due to lower income tax payments and an increase to net income after taking into consideration certain non-cash transactions in comparison to Q3 2017.

GAAP earnings per diluted share(2) decreased 7.6% to $0.61 in Q3 2018 compared to $0.66 for Q3 2017.

Adjusted non-GAAP earnings per diluted share(2)(3) for the quarter increased 14.2% to $1.53 compared to $1.34 for Q3 2017.

GAAP net income decreased by 5.2% to $30.7 million compared to $32.4 million for Q3 2017.

Quarterly Adjusted EBITDA(4) increased 7.0% to $119.1 million compared to $111.3 million for Q3 2017. The impact of a change in accounting principle associated with revenue recognition (ASC 606) resulted in a decrease of approximately $2.9 million for both the quarterly revenues and quarterly Adjusted EBITDA for Q3 2018. Without this impact, Q3 2018 revenues would have been $295.6 million and Adjusted EBITDA would have been $122.0 million.

j2 ended the quarter with approximately $386 million in cash and investments after deploying approximately $113 million during the quarter for acquisitions and j2's regular quarterly dividend.

Key financial results for Q3 2018 versus Q3 2017 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q3 2018	Q3 2017	% Change
Revenues
Cloud Services	$150.1 million	$145.8 million	3.0%
Digital Media	$142.6 million	$127.8 million	11.6%
Total Revenue:	$292.7 million	$273.6 million	7.0%
Operating Income	$57.1 million	$63.0 million	(9.4)%
Net Cash Provided by Operating Activities	$89.8 million	$67.3 million	33.4%
Free Cash Flow (1)	$73.5 million	$56.8 million	29.3%
GAAP Earnings per Diluted Share (2)	$0.61	$0.66	(7.6)%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$1.53	$1.34	14.2%
GAAP Net Income	$30.7 million	$32.4 million	(5.2)%
Adjusted Non-GAAP Net Income	$75.1 million	$65.2 million	15.2%
Adjusted EBITDA (4)	$119.1 million	$111.3 million	7.0%
Adjusted EBITDA Margin (4)	40.7%	40.7%	—%

j2 has commenced a review of the timing and recognition of certain revenues reported by one of its foreign subsidiaries. While the review is on-going, j2 currently believes that the amount of revenue involved is up to $2.4 million, and accordingly, j2 has not recognized such revenue in Q3 2018. j2 has informed its Audit Committee and its auditors and is working diligently to resolve this matter.

BUSINESS OUTLOOK

For fiscal 2018, the Company reaffirms its estimates that it will achieve revenues between $1.20 billion and $1.25 billion and Adjusted EBITDA between $480 million and $505 million. In addition, the Company is reaffirming its previously revised estimates that it will achieve Adjusted non-GAAP earnings per diluted share to between $6.16 and $6.46.

Adjusted non-GAAP earnings per diluted share for 2018 excludes share-based compensation of between $26 million to $29 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the Non-GAAP effective tax rate for 2018 (exclusive of the release of reserves for uncertain tax positions) will be between 20% and 22%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

DIVIDEND

j2's Board of Directors approved a quarterly cash dividend of $0.4350 per common share, a $0.01, or 2.4% increase versus last quarter's dividend. This is j2's twenty-ninth consecutive quarterly dividend increase since its first quarterly dividend in September 2011. The dividend will be paid on December 5, 2018 to all shareholders of record as of the close of business on November 19, 2018. Future dividends will be subject to Board approval.

Notes:

(1)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus contingent consideration. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately 22.9% for Q3 2018 and 22.1% for Q3 2017. The estimated Adjusted non-GAAP effective tax rates were approximately 20.8% for Q3 2018 and 27.3% for Q3 2017.

(3)
Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended September 30, 2018 and 2017 totaled $0.91 and $0.68 per diluted share, respectively.

(4)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, Offers.com, Everyday Health and What To Expect in its Digital Media segment and eFax, eVoice, Campaigner, Vipre, KeepItSafe and Livedrive in its Cloud Services segment. j2 reaches over 180 million people per month across its brands. As of December 31, 2017, j2 had achieved 22 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Scott Turicchi
j2 Global, Inc.
800-577-1790
press@j2.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2018 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company's ability to grow non-fax revenues, profitability and cash flows; the Company's ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company's revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2017 Annual Report on Form 10-K filed by j2 Global on March 1, 2018, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah's quote and in the "Business Outlook" portion regarding the Company's expected fiscal 2018 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$303,524	$350,945
Accounts receivable, net of allowances of $9,803 and $8,701, respectively	176,758	234,195
Prepaid expenses and other current assets	33,864	35,287
Total current assets	514,146	620,427
Long-term investments	82,517	57,722
Property and equipment, net	98,016	79,773
Goodwill	1,314,301	1,196,611
Other purchased intangibles, net	496,982	485,751
Other assets	11,201	12,809
TOTAL ASSETS	$2,517,163	$2,453,093

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$158,919	$169,837
Income taxes payable, current	8,186	—
Deferred revenue, current	126,931	95,255
Other current liabilities	415	10
Total current liabilities	294,451	265,102
Long-term debt	1,010,566	1,001,944
Deferred revenue, noncurrent	5,546	47
Income taxes payable, noncurrent	39,974	43,781
Liability for uncertain tax positions	55,694	52,216
Deferred income taxes, noncurrent	34,724	38,264
Other long-term liabilities	31,386	31,434
TOTAL LIABILITIES	1,472,341	1,432,788

Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	480	479
Additional paid-in capital	345,670	325,854
Retained earnings	740,433	723,062
Accumulated other comprehensive loss	(41,761)	(29,090)
TOTAL STOCKHOLDERS' EQUITY	1,044,822	1,020,305
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,517,163	$2,453,093

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total revenues	$292,724	$273,616	$861,236	$801,458

Cost of revenues (1)	49,217	42,371	145,112	126,339
Gross profit	243,507	231,245	716,124	675,119

Operating expenses:
Sales and marketing (1)	80,708	79,432	250,190	237,772
Research, development and engineering (1)	11,950	12,431	35,412	35,737
General and administrative (1)	93,792	76,425	272,926	232,118
Total operating expenses	186,450	168,288	558,528	505,627
Income from operations	57,057	62,957	157,596	169,492
Interest expense, net	15,175	25,326	46,428	51,406
Other expense (income), net	1,239	(3,890)	6,150	660
Income before income taxes and net loss in earnings of equity method investment	40,643	41,521	105,018	117,426
Income tax expense	9,310	9,163	23,365	27,872
Net loss in earnings of equity method investment	610	—	3,581	—
Net income	$30,723	$32,358	$78,072	$89,554

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.63	$0.67	$1.61	$1.86

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.61	$0.66	$1.57	$1.81

Basic weighted average shares outstanding	48,009,953	47,609,819	47,945,264	47,540,593
Diluted weighted average shares outstanding	49,279,217	48,521,082	49,068,653	48,745,680

(1) Includes share-based compensation expense as follows:
Cost of revenues	$128	$120	$378	$357
Sales and marketing	548	365	1,380	1,265
Research, development and engineering	399	296	1,187	815
General and administrative	6,831	3,782	18,448	11,303
Total	$7,906	$4,563	$21,393	$13,740

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (UNAUDITED, IN THOUSANDS)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$78,072	$89,554
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	132,850	118,597
Amortization of financing costs and discounts	8,692	9,094
Share-based compensation	21,393	13,740
Provision for doubtful accounts	13,992	9,099
Deferred income taxes, net	559	3,859
Loss on extinguishment of debt and related interest expense	—	7,962
Gain on sale of businesses	—	(4,715)
Changes in fair value of contingent consideration	14,400	(600)
Loss on equity investments	8,421	—
Decrease (increase) in:
Accounts receivable	49,937	4,711
Prepaid expenses and other current assets	(3,771)	(264)
Other assets	1,714	134
Increase (decrease) in:
Accounts payable and accrued expenses	(36,508)	(48,724)
Income taxes payable	(4,304)	(26,359)
Deferred revenue	7,042	(75)
Liability for uncertain tax positions	3,678	1,554
Other long-term liabilities	(51)	1,429
Net cash provided by operating activities	296,116	178,996
Cash flows from investing activities:
Purchases of equity method investment	(34,558)	—
Purchases of available-for-sale investments	(500)	(5)
Purchases of property and equipment	(44,928)	(29,483)
Acquisition of businesses, net of cash received	(193,567)	(47,268)
Proceeds from sale of businesses, net of cash divested	—	33,508
Purchases of intangible assets	(183)	(1,320)
Net cash used in investing activities	(273,736)	(44,568)
Cash flows from financing activities:
Issuance of long-term debt, net	—	636,598
Payment of debt	—	(255,000)
Proceeds from line of credit, net	—	44,981
Repayment of line of credit	—	(225,000)
Repurchase and retirement of common stock	(4,167)	(7,862)
Issuance of stock, net of costs	1,554	1,302
Dividends paid	(60,654)	(54,346)
Deferred payments for acquisitions	(3,558)	(5,062)
Other	(330)	(45)
Net cash (used in) provided by financing activities	(67,155)	135,566
Effect of exchange rate changes on cash and cash equivalents	(2,646)	8,600
Net change in cash and cash equivalents	(47,421)	278,594
Cash and cash equivalents at beginning of period	350,945	123,950
Cash and cash equivalents at end of period	$303,524	$402,544

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax or indirect tax related expense/benefit from prior years; (7) elimination of gain on sale of businesses; and (8) elimination of dilutive effect of the convertible debt.

	Three Months Ended September 30,
	2018	Per Diluted Share *	2017	Per Diluted Share *
Net income	$30,723	$0.61	$32,358	$0.66
Plus:
Share based compensation (1)	5,970	0.12	3,488	0.07
Acquisition related integration costs (2)	5,959	0.12	1,573	0.03
Interest costs (3)	1,561	0.03	8,603	0.18
Amortization (4)	30,005	0.62	22,526	0.47
Investments (5)	588	0.01	—	—
Tax expense (benefit) from prior years (6)	337	0.01	(184)	(0.00)
Sale of businesses (7)	—	—	(3,154)	(0.07)
Convertible debt dilution (8)	—	0.01	—	0.01
Adjusted non-GAAP net income	$75,143	$1.53	$65,210	$1.34

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

	Nine Months Ended September 30,
	2018	Per Diluted Share *	2017	Per Diluted Share *
Net income	$78,072	$1.57	$89,554	$1.81
Plus:
Share based compensation (1)	15,256	0.32	9,241	0.19
Acquisition related integration costs (2)	19,139	0.40	12,464	0.26
Interest costs (3)	4,164	0.09	11,898	0.25
Amortization (4)	85,676	1.78	65,891	1.38
Investments (5)	5,965	0.12	—	—
Tax expense from prior years (6)	337	0.01	1,875	0.04
Sale of businesses (7)	—	—	(3,154)	(0.07)
Convertible debt dilution (8)	—	0.03	—	0.04
Adjusted non-GAAP net income	$208,609	$4.24	$187,769	$3.85

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax or indirect tax related expense/benefit from prior years; (7) elimination of gain on sale of businesses; and (8) elimination of dilutive effect of the convertible debt.

	Three Months Ended September 30,
	2018	2017
Cost of revenues	$49,217	$42,371
Plus:
Share based compensation (1)	(128)	(120)
Acquisition related integration costs (2)	(304)	—
Amortization (4)	(546)	(590)
Adjusted non-GAAP cost of revenues	$48,239	$41,661

Sales and marketing	$80,708	$79,432
Plus:
Share based compensation (1)	(548)	(365)
Acquisition related integration costs (2)	(1,001)	(1,212)
Adjusted non-GAAP sales and marketing	$79,159	$77,855

Research, development and engineering	$11,950	$12,431
Plus:
Share based compensation (1)	(399)	(296)
Acquisition related integration costs (2)	(10)	(1,026)
Adjusted non-GAAP research, development and engineering	$11,541	$11,109

General and administrative	$93,792	$76,425
Plus:
Share based compensation (1)	(6,831)	(3,782)
Acquisition related integration costs (2)	(6,037)	(2,219)
Amortization (4)	(35,795)	(31,160)
Tax expense from prior years (6)	(378)	—
Adjusted non-GAAP general and administrative	$44,751	$39,264

Interest expense, net	$15,175	$25,326
Plus:
Acquisition related integration costs (2)	(23)	—
Interest costs (3)	(2,179)	(11,755)
Tax expense from prior years (6)	(57)	—
Adjusted non-GAAP interest expense, net	$12,916	$13,571

Other expense (income), net	$1,239	$(3,890)
Plus:
Acquisition related integration costs (2)	—	(304)
Sale of businesses (7)	—	4,715
Adjusted non-GAAP other expense (income), net	$1,239	$521

Continued from previous page

Income tax provision	$9,310	$9,163
Plus:
Share based compensation (1)	1,936	1,075
Acquisition related integration costs (2)	1,416	3,188
Interest costs (3)	618	3,152
Amortization (4)	6,336	9,224
Investments (5)	22	—
Tax expense from prior years (6)	98	184
Sale of businesses (7)	—	(1,561)
Adjusted non-GAAP income tax provision	$19,736	$24,425

Net loss in earnings of equity method investment	$610	$—
Plus:
Investments (5)	(610)	—
Adjusted non-GAAP net loss in earnings of equity method investment	$—	$—

Total adjustments	$(44,420)	$(32,852)

GAAP earnings per diluted share	$0.61	$0.66
Adjustments *	$0.91	$0.68
Adjusted non-GAAP earnings per diluted share	$1.53	$1.34

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax or indirect tax related expense/benefit from prior years; (7) elimination of gain on sale of businesses; and (8) elimination of dilutive effect of the convertible debt.

	Nine Months Ended September 30,
	2018	2017
Cost of revenues	$145,112	$126,339
Plus:
Share based compensation (1)	(378)	(357)
Acquisition related integration costs (2)	(347)	(195)
Amortization (4)	(1,686)	(2,348)
Adjusted non-GAAP cost of revenues	$142,701	$123,439

Sales and marketing	$250,190	$237,772
Plus:
Share based compensation (1)	(1,380)	(1,265)
Acquisition related integration costs (2)	(1,925)	(3,684)
Adjusted non-GAAP sales and marketing	$246,885	$232,823

Research, development and engineering	$35,412	$35,737
Plus:
Share based compensation (1)	(1,187)	(815)
Acquisition related integration costs (2)	(285)	(1,850)
Adjusted non-GAAP research, development and engineering	$33,940	$33,072

General and administrative	$272,926	$232,118
Plus:
Share based compensation (1)	(18,448)	(11,303)
Acquisition related integration costs (2)	(20,461)	(10,507)
Amortization (4)	(102,664)	(94,095)
Tax expense from prior years (6)	(378)	(3,007)
Adjusted non-GAAP general and administrative	$130,975	$113,206

Interest expense, net	$46,428	$51,406
Plus:
Acquisition related integration costs (2)	(68)	—
Interest costs (3)	(6,443)	(16,644)
Tax expense from prior years (6)	(57)	—
Adjusted non-GAAP interest expense, net	$39,860	$34,762

Other expense, net	$6,150	$660
Plus:
Acquisition related integration costs (2)	—	(2,938)
Investments (5)	(2,900)	—
Sale of businesses (7)	—	4,715
Adjusted non-GAAP other expense, net	$3,250	$2,437

Continued from previous page

Income tax provision	$23,365	$27,872
Plus:
Share based compensation (1)	6,137	4,499
Acquisition related integration costs (2)	3,947	6,710
Interest costs (3)	2,279	4,746
Amortization (4)	18,674	30,552
Investments (5)	516	—
Tax expense from prior years (6)	98	1,132
Sale of businesses (7)	—	(1,561)
Adjusted non-GAAP income tax provision	$55,016	$73,950

Net loss in earnings of equity method investment	$3,581	$—
Plus:
Investments (5)	(3,581)	—
Adjusted non-GAAP net loss in earnings of equity method investment	$—	$—

Total adjustments	$(130,537)	$(98,215)

GAAP earnings per diluted share	$1.57	$1.81
Adjustments *	$2.67	$2.04
Adjusted non-GAAP earnings per diluted share	$4.24	$3.85

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP net income, and Adjusted non-GAAP diluted EPS (collectively the "Non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company's non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its convertible senior notes of approximately 5.8% in its income statement. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. In addition, the Company has excluded 3 days of overlapping interest expense in June and the month of July in connection with the 8.0% senior unsecured notes and deferred issuance costs associated with the repayment of the line of credit. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its equity investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related FIN 48 accrual reversals. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Gain on Sale of Businesses. The company excludes the gain on sale of its businesses of Cambridge BioMarketing LLC and Web24. The company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP cost of revenues, Adjusted non-GAAP research, development and engineering, Adjusted non-GAAP sales and marketing, Adjusted non-GAAP general and administrative, Adjusted non-GAAP interest expense, Adjusted non-GAAP other income, Adjusted non-GAAP income tax provision and Adjusted non-GAAP net income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

j2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$30,723	$32,358	$78,072	$89,554
Plus:
Interest expense, net	15,175	25,326	46,428	51,406
Other expense, net	1,239	521	6,150	2,438
Income tax expense	9,310	9,163	23,365	27,872
Depreciation and amortization	46,375	39,372	132,850	118,597
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	7,906	4,563	21,393	13,740
Acquisition-related integration costs	7,352	4,761	23,018	19,174
Investments	610	—	3,581	—
Additional indirect tax expense from prior years	378	—	378	3,007
Sale of businesses	—	(4,715)	—	(4,715)

Adjusted EBITDA	$119,068	$111,349	$335,235	$321,073

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, (3) change in value on investments, (4) additional indirect tax expense from prior years and (5) certain gains on sale of businesses. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2018
Net cash provided by operating activities	$103,910	$102,383	$89,823	$—	$296,116
Less: Purchases of property and equipment	(13,165)	(15,393)	(16,370)	—	(44,928)
Free cash flows	$90,745	$86,990	$73,453	$—	$251,188

	Q1	Q2	Q3	Q4	YTD
2017
Net cash provided by operating activities	$51,191	$60,464	$67,341	$85,424	$264,420
Less: Purchases of property and equipment	(9,660)	(9,285)	(10,538)	(10,112)	(39,595)
Add: Contingent consideration*	20,000	19,950	—	—	39,950
Free cash flows	$61,531	$71,129	$56,803	$75,312	$264,775

* Free cash flows of $61.5 million for Q1 2017 and $71.1 million for Q2 2017 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

The Company discloses Free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2018
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$150,094	$142,628	$2	$292,724

Gross profit
GAAP gross profit	$118,326	$125,179	$2	$243,507
Non-GAAP adjustments:
Share-based compensation	126	2	—	128
Acquisition related integration costs	267	37	—	304
Amortization	546	—	—	546
Adjusted non-GAAP gross profit	$119,265	$125,218	$2	$244,485

Operating profit
GAAP operating profit	$57,117	$6,994	$(7,054)	$57,057
Non-GAAP adjustments:
Share-based compensation	1,561	2,018	4,327	7,906
Acquisition related integration costs	851	6,501	—	7,352
Amortization	12,636	22,956	749	36,341
Additional indirect tax expense from prior years	378	—	—	378
Adjusted non-GAAP operating profit	$72,543	$38,469	$(1,978)	$109,034

Depreciation	2,410	7,624	—	10,034
Adjusted EBITDA	$74,953	$46,093	$(1,978)	$119,068

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by several effects including (a) the Company determined certain patent assets and related income and expenses associated with Advanced Messaging Technologies, Inc. were reclassified from the Cloud Services segment to Corporate which resulted in an increase in non-GAAP operating profit of $0.3 million to the Cloud Service segment with a corresponding decrease to the Corporate entity; and (b) certain expenses associated with Corporate were allocated to the Cloud Services and Digital Media segment as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media segment in the amount of $1.5 million and $1.5 million, respectively.

The effects noted above reduce Adjusted EBITDA for the Cloud Services and Digital Media segment by $1.2 million and $1.5 million, respectively.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2017
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$145,787	$127,829	$—	$273,616

Gross profit
GAAP gross profit	$115,681	$115,564	$—	$231,245
Non-GAAP adjustments:
Share-based compensation	120	—	—	120
Amortization	590	—	—	590
Adjusted non-GAAP gross profit	$116,391	$115,564	$—	$231,955

Operating profit
GAAP operating profit	$56,160	$12,330	$(5,533)	$62,957
Non-GAAP adjustments:
Share-based compensation	1,622	1,158	1,783	4,563
Acquisition related integration costs	109	4,348	—	4,457
Amortization	14,912	16,838	—	31,750
Adjusted non-GAAP operating profit	$72,803	$34,674	$(3,750)	$103,727

Depreciation	2,233	5,389	—	7,622
Adjusted EBITDA	$75,036	$40,063	$(3,750)	$111,349

NOTE: Table above excludes certain intercompany allocations